Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To
The Board of Directors

Sify Technologies Limited

We consent to the incorporation by reference in the Registration Statement No. 333-208648 on Form S-8 of our reports dated June 6, 2025 relating to the consolidated financial statements of Sify Technologies Limited and the effectiveness of Sify Technologies Limited’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Manohar Chowdhry & Associates
Manohar Chowdhry & Associates
Chartered Accountants

Chennai, India

June 9, 2025